EXHIBIT 23.3

                    Consent of Independent Public Accountants

We consent to the incorporation in this Registration Statement on Form S-4 of Webster Financial Corporation, of our report dated January 14, 1999, on our audits of the financial statements of Maritime Bank & Trust Company as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                          /s/ Shatswell, MacLeod & Company, P.C.
                                          Shatswell, MacLeod & Company, P.C.


West Peabody, Massachusetts
February 25, 1999